Press Release

Fortinet Reports Second Quarter 2018 Financial Results

Fortinet Reports Revenue Growth of 21%, Billings Growth of 20% and Deferred Revenue Growth of 27% Year over Year

Recent Highlights

•	Revenue of $441.3 million, up 21% year over year

•	Product revenue of $166.3 million, up 17% year over year

•	Service revenue of $275.0 million, up 25% year over year

•	Billings of $513.4 million, up 20% year over year[1]

•	Deferred revenue of $1.47 billion, up 27% year over year

•	GAAP diluted net income per share of $0.28

•	Non-GAAP diluted net income per share of $0.41[1]

•	Cash flow from operations of $142.2 million

•	Free cash flow of $130.6 million[1]

•	Cash, cash equivalents and investments of $1.5 billion

•	In July 2018, the Board increased share repurchase authorization by $500.0 million

SUNNYVALE, Calif. - August 1, 2018 - Fortinet® (NASDAQ: FTNT), a global leader in broad, integrated and automated cybersecurity solutions, today announced financial results for the second quarter ended June 30, 2018.

“We delivered strong second quarter revenue and billings growth. Our market share gains are being driven by the competitive advantages of our Security Fabric architecture,” said Ken Xie, Founder, Chairman and Chief Executive Officer. “We remain focused on solving customers’ pressing security needs and helping them drive their digital transformation. We are very excited about the sizable opportunities that lie ahead. Fortinet is in a position to empower our customers with the latest evolution in network security.”

Recent Highlights

•	Revenue: Total revenue was $441.3 million for the second quarter of 2018, an increase of 21% compared to $363.5 million in the same quarter of 2017.

•
Product revenue was $166.3 million for the second quarter of 2018, an increase of 17% compared to $142.7 million in the same quarter of 2017. Service revenue was $275.0 million for the second quarter of 2018, an increase of 25% compared to $220.8 million in the same quarter of 2017.

•	Billings[1]: Total billings were $513.4 million for the second quarter of 2018, an increase of 20% compared to $426.9 million in the same quarter of 2017.

•	Deferred Revenue: Total deferred revenue was $1.47 billion as of June 30, 2018, an increase of 27% compared to $1.16 billion as of June 30, 2017.

•
GAAP Operating Income and Margin: GAAP operating income was $50.7 million for the second quarter of 2018, representing a GAAP operating margin of 11%. GAAP operating income was $28.5 million for the same quarter of 2017, representing a GAAP operating margin of 8%.

•
Non-GAAP Operating Income[1] and Margin[1]: Non-GAAP operating income was $93.1 million for the second quarter of 2018, representing a non-GAAP operating margin of 21%. Non-GAAP operating income was $65.7 million for the second quarter of 2017, representing a non-GAAP operating margin of 18%.

•
GAAP Net Income and Diluted Net Income Per Share: GAAP net income was $49.3 million for the second quarter of 2018, compared to GAAP net income of $23.0 million for the same quarter of 2017. GAAP diluted net income per share was $0.28 for the second quarter of 2018, based on 173.5 million diluted weighted-average shares outstanding, compared to $0.13 for the same quarter of 2017, based on 179.7 million diluted weighted-average shares outstanding. GAAP effective tax rate was 4% in the second quarter of 2018, compared to an effective tax rate of 30% for the same quarter in 2017.

•
Non-GAAP Net Income[1] and Diluted Net Income Per Share[1]: Non-GAAP net income was $71.4 million for the second quarter of 2018, compared to non-GAAP net income of $47.7 million for the same quarter of 2017. Non-GAAP diluted net income per share was $0.41 for the second quarter of 2018, based on 173.5 million diluted weighted-average shares outstanding, compared to $0.27 for the same quarter of 2017, based on 179.7 million diluted weighted-average shares outstanding. Non-GAAP effective tax rate was 24% in the second quarter of 2018, compared to 32% for the same quarter in 2017.

•
Cash, Cash Flow and Free Cash Flow[1]: As of June 30, 2018, cash, cash equivalents and investments were $1.50 billion, compared to $1.39 billion as of March 31, 2018. In the second quarter of 2018, cash flow from operations was $142.2 million, compared to $144.8 million in the same quarter of 2017. Free cash flow[1] was $130.6 million during the second quarter of 2018, compared to $58.4 million in the same quarter of 2017.

•
Bradford Networks Acquisition: During the quarter, we acquired Bradford Networks, further enhancing the Fortinet Security Fabric by converging access control and IoT security solutions to provide large enterprises with broader visibility and security for their complex networks.

•
Share Repurchase: In July 2018, Fortinet’s Board of Directors approved an increase of $500.0 million in the current share repurchase program, bringing the total amount authorized for repurchase to $1.5 billion, and extended the term of the repurchase program to December 31, 2019. As of June 30, 2018, $325.8 million remained available for future share repurchases under the repurchase program.

Guidance

For the third quarter of 2018, Fortinet currently expects:

•	Revenue in the range of $445.0 million to $455.0 million

•	Billings in the range of $500.0 million to $515.0 million

•	Non-GAAP gross margin in the range of 75% to 76%

•	Non-GAAP operating margin in the range of 21.5% to 22.0%, including a benefit associated with the adoption of ASC 606 of approximately 350 basis points

•	Diluted non-GAAP earnings per share in the range of $0.41 to $0.43, assuming a non-GAAP effective tax rate of 24%. This assumes a diluted share count of 175 million to 177 million

For the fiscal year of 2018, Fortinet currently expects:

•	Revenue in the range of $1.770 billion to $1.790 billion

•	Billings in the range of $2.085 billion to $2.110 billion

•	Non-GAAP gross margin in the range of 75% to 76%

•	Non-GAAP operating margin in the range of 21.2% to 21.7%, including a benefit associated with the adoption of ASC 606 of approximately 350 basis points

•	Diluted non-GAAP earnings per share in the range of $1.63 to $1.67, assuming a non-GAAP effective tax rate of 24%. This assumes a diluted share count of 174 million to 176 million

The above guidance for the third quarter and full year of 2018 includes the transition impact of ASC 606 adoption, which was effective January 1, 2018. Our guidance with respect to non-GAAP financial measures excludes stock-based compensation and amortization of acquired intangible assets. We have not reconciled our guidance with respect to non-GAAP financial measures to the corresponding GAAP measures because certain items that impact these measures are uncertain or out of our control, or cannot be reasonably predicted. Accordingly, a reconciliation of these non-GAAP financial measures to the corresponding GAAP measures is not available without unreasonable effort.

1 A reconciliation of historic GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Conference Call Details
Fortinet will host a conference call today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the earnings results. The call can be accessed by dialing (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 9499689. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of Fortinet’s website at http://investor.fortinet.com and a replay will be archived and accessible at http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through August 8, 2018, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID #9499689.

Third Quarter 2018 Investor Conference Participation Schedule:

•	Oppenheimer’s 21st Annual Technology, Internet & Communications Conference
August 7, 2018 - Boston, MA

•	KeyBanc’s 20th Annual Global Technology Leadership Forum (Meetings Only)
August 13, 2018 - Vail, CO

•	Raymond James’ 2nd Annual SMID Cap Growth Conference (Meetings Only)
August 21, 2018 - Chicago, IL

•	Citibank’s 2018 Global Technology Conference
September 5, 2018 - New York, NY

•	Deutsche Bank’s Technology Conference
September 12, 2018 - Las Vegas, NV

Members of Fortinet’s management team are expected to present at these conferences and discuss the latest company strategies and initiatives. Fortinet’s conference presentations are expected to be available via webcast on the company’s web site. To listen to these presentations and access the most updated information and listen to the webcast of each event, please visit the Investor Relations page of Fortinet’s website at http://investor.fortinet.com. The schedule is subject to change.

About Fortinet (www.fortinet.com)
Fortinet (NASDAQ: FTNT) secures the largest enterprise, service provider and government organizations around the world. Fortinet empowers its customers with intelligent, seamless protection across the expanding attack surface and the power to take on ever-increasing performance requirements of the borderless network -- today and into the future. Fortinet Security Fabric architecture can deliver security without compromise to address the most critical security challenges, whether in networked, application, cloud or mobile environments. Learn more at http://www.fortinet.com, the Fortinet Blog or FortiGuard Labs.
# # #
Copyright © 2018 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet’s trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCloud, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiAP, FortiDB, FortiVoice, FortiWeb and FortiCASB. Other trademarks belong to their respective owners.

FTNT-F

Forward-looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the opportunities ahead, Fortinet’s position to empower customers and our position for future growth, our position to provide our customers the best network security, our ability to continue to grow our market position and address our market opportunity, and all guidance and future financial results. Although we attempt to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based such that actual results are materially different from our forward-looking statements in this release. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; global economic conditions, country-specific economic conditions, and foreign currency risks; competitiveness in the security market; the dynamic nature of the security market and its product and services; specific economic risks worldwide and in different geographies, and among different customer segments; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; longer sales cycles, particularly for larger enterprise, service providers, government and other large organization customers; the effectiveness of our salesforce and failure to convert sales pipeline into final sales; risks associated with successful implementation of multiple integrated software products and other product functionality risks; sales and marketing execution risks; execution risks around new product development and introductions and innovation; litigation and disputes and the potential cost, distraction and damage to sales and reputation caused thereby or by other factors; market acceptance of new products and services; the ability to attract and retain personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; risks associated with the adoption of, and demand for, our products and services in general and by specific customer segments; competition and pricing pressure; risks related to integrating acquisitions; tariffs and other trade barriers; and the other risk factors set forth from time to time in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and our other filings with the Securities and Exchange Commission (SEC), copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.
Non-GAAP Financial Measures
We have provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial and liquidity measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with peer companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables below.

Billings (non-GAAP). We define billings as revenue recognized in accordance with GAAP plus the change in deferred revenue from the beginning to the end of the period and adjustments to the deferred revenue balance due to adoption of the new revenue recognition standard less any deferred revenue balances acquired from business combination(s) during the period. We consider billings to be a useful metric for management and investors because billings drive current and future revenue, which is an important indicator of the health and viability of our business. There are a number of limitations related to the use of billings instead of GAAP revenue. First, billings include amounts that have not yet been recognized as revenue and are impacted by the term of security and support agreements. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures. Management accounts for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with GAAP revenue.

Free cash flow (non-GAAP). We define free cash flow as net cash provided by operating activities minus capital expenditures such as purchases of real estate and other property and equipment. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after capital expenditures, can be used for strategic opportunities, including repurchasing outstanding common stock, investing in our business, making strategic acquisitions and strengthening the balance sheet. A limitation of using free cash flow rather than the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash, cash equivalents and investments balance for the period because it excludes cash provided by or used for other investing and financing activities. Management accounts for this limitation by providing information about our capital expenditures and other investing and financing activities on the face of the cash flow statement and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and by presenting cash flows from investing and financing activities in our reconciliation of free cash flows. In addition, it is important to note that other companies, including companies in our industry, may not use free cash flow, may calculate free cash flow in a different manner than we do or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of free cash flows as a comparative measure.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income or loss plus stock-based compensation, business acquisition-related charges, purchase accounting adjustments, impairment and amortization of acquired intangible assets, restructuring charges, litigation settlement expenses and, when applicable, other significant non-recurring items in a given quarter. Non-GAAP operating margin is defined as non-GAAP operating income divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the items noted above so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income instead of operating income or loss calculated in accordance with GAAP. First, non-GAAP operating income excludes the items noted above. Second, the components of the costs that we exclude from our calculation of non-GAAP operating income may differ from the components that peer companies exclude when they report their non-GAAP results of operations. Management accounts for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.

Non-GAAP net income and diluted net income per share. We define non-GAAP net income as net income or loss plus the items noted above under non-GAAP operating income and operating margin, including a tax adjustment to achieve our effective tax rate on a non-GAAP basis, which often differs from the GAAP effective tax rate. We define non-GAAP diluted net income per share as non-GAAP net income divided by the non-GAAP diluted weighted-average shares outstanding. We consider these non-GAAP financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income and non-GAAP operating margin. However, in order to provide a more complete picture of our recurring core business operating results, we include in non-GAAP net income and non-GAAP diluted net income per share, the tax adjustment required resulting in an effective tax rate on a non-GAAP basis, which often differs from the GAAP tax rate. We believe the non-GAAP effective tax rates we use are reasonable estimates of normalized tax rates for our current and prior fiscal years under our global operating structure. The same limitations described above regarding our use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP diluted net income per share. We account for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP diluted net income per share and evaluating non-GAAP net income and non-GAAP diluted net income per share together with net income or loss and diluted net income per share calculated in accordance with GAAP.

FORTINET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	June 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$972.1	$811.0
Short-term investments	461.6	440.3
Accounts receivable—net	333.6	348.2
Inventory	78.2	77.3
Prepaid expenses and other current assets	39.3	40.0
Total current assets	1,884.8	1,716.8
LONG-TERM INVESTMENTS	65.3	98.0
PROPERTY AND EQUIPMENT—NET	256.0	245.4
DEFERRED CONTRACT COSTS	160.6	—
DEFERRED TAX ASSETS	141.9	146.9
OTHER INTANGIBLE ASSETS—NET	21.4	16.3
GOODWILL	25.1	14.6
OTHER ASSETS	20.6	19.9
TOTAL ASSETS	$2,575.7	$2,257.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$63.7	$70.0
Accrued liabilities	59.0	50.0
Accrued payroll and compensation	91.3	92.0
Income taxes payable	21.7	21.4
Deferred revenue	849.5	793.8
Total current liabilities	1,085.2	1,027.2
DEFERRED REVENUE	621.3	542.5
INCOME TAX LIABILITIES	76.8	90.2
OTHER LIABILITIES	12.2	8.6
Total liabilities	1,795.5	1,668.5
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	0.2	0.2
Additional paid-in capital	996.1	909.6
Accumulated other comprehensive loss	(1.4)	(0.8)
Accumulated deficit	(214.7)	(319.6)
Total stockholders’ equity	780.2	589.4
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,575.7	$2,257.9

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
REVENUE:
Product	$166.3	$142.7	$309.1	$277.9
Service	275.0	220.8	531.2	426.1
Total revenue	441.3	363.5	840.3	704.0
COST OF REVENUE:
Product [1]	73.9	60.8	132.1	116.1
Service [1]	39.2	34.9	78.2	70.1
Total cost of revenue	113.1	95.7	210.3	186.2
GROSS PROFIT:
Product	92.4	81.9	177.0	161.8
Service	235.8	185.9	453.0	356.0
Total gross profit	328.2	267.8	630.0	517.8
OPERATING EXPENSES:
Research and development [1]	61.2	51.2	120.3	102.4
Sales and marketing [1]	192.8	166.3	378.1	336.7
General and administrative [1]	23.5	21.9	48.5	44.5
Restructuring charges	—	(0.1)	—	0.3
Total operating expenses	277.5	239.3	546.9	483.9
OPERATING INCOME	50.7	28.5	83.1	33.9
INTEREST INCOME	5.8	3.2	10.3	5.6
OTHER INCOME (EXPENSE)—NET	(5.0)	1.2	(5.2)	1.5
INCOME BEFORE INCOME TAXES	51.5	32.9	88.2	41.0
PROVISION FOR (BENEFIT FROM) INCOME TAXES	2.2	9.9	(2.7)	7.3
NET INCOME	$49.3	$23.0	$90.9	$33.7
Net income per share:
Basic	$0.29	$0.13	$0.54	$0.19
Diluted	$0.28	$0.13	$0.53	$0.19
Weighted-average shares outstanding:
Basic	168.6	175.7	168.1	175.1
Diluted	173.5	179.7	172.6	179.0

[1] Includes stock-based compensation as follows:
Cost of product revenue	$0.4	$0.4	$0.8	$0.7
Cost of service revenue	2.7	2.5	5.2	4.8
Research and development	9.2	8.3	17.6	16.1
Sales and marketing	23.6	19.7	44.5	38.8
General and administrative	4.7	4.2	9.0	8.0
	$40.6	$35.1	$77.1	$68.4

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended
	June 30, 2018	June 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$90.9	$33.7
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	77.1	68.4
Amortization of deferred contract costs	43.2	—
Depreciation and amortization	26.8	27.5
Other non-cash items—net	0.4	1.7
Amortization of investment premiums	0.2	1.4
Changes in operating assets and liabilities:
Accounts receivable—net	28.9	37.9
Inventory	(10.8)	9.8
Prepaid expenses and other current assets	0.9	(3.2)
Deferred contract costs	(66.7)	—
Deferred tax assets	(13.3)	(24.4)
Other assets	(0.7)	0.7
Accounts payable	(9.1)	(19.9)
Accrued liabilities	(4.7)	1.8
Accrued payroll and compensation	(2.0)	1.6
Other liabilities	(2.2)	(2.7)
Deferred revenue	136.3	125.4
Income taxes payable	(13.2)	14.8
Net cash provided by operating activities	282.0	274.5
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(262.3)	(270.5)
Sales of investments	28.7	10.0
Maturities of investments	244.3	247.2
Purchases of property and equipment	(23.2)	(99.9)
Payments made in connection with business combination, net of cash acquired	(6.0)	—
Net cash used in investing activities	(18.5)	(113.2)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase and retirement of common stock	(117.1)	(33.1)
Proceeds from issuance of common stock	56.7	41.8
Taxes paid related to net share settlement of equity awards	(32.5)	(25.9)
Payments of debt assumed in connection with business combination	(9.5)	—
Net cash used in financing activities	(102.4)	(17.2)
NET INCREASE IN CASH AND CASH EQUIVALENTS	161.1	144.1
CASH AND CASH EQUIVALENTS—Beginning of period	811.0	709.0
CASH AND CASH EQUIVALENTS—End of period	$972.1	$853.1

New Revenue Recognition Standard (ASC 606) Adoption Financial Impact1
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30, 2018
	As Reported	Balances Without Adoption of ASC 606	Effect of Change Increase (Decrease)
REVENUE:
Product	$166.3	$162.1	$4.2
Service	275.0	274.0	1.0
Total revenue	441.3	436.1	5.2
COST OF REVENUE:
Product	73.9	74.1	(0.2)
GROSS PROFIT:
Product	92.4	88.0	4.4
Service	235.8	234.8	1.0
Total gross profit	328.2	322.8	5.4
OPERATING EXPENSES:
Sales and marketing expenses	192.8	204.6	(11.8)
OPERATING INCOME	50.7	33.5	17.2
INCOME BEFORE INCOME TAXES	51.5	34.3	17.2
PROVISION FOR (BENEFIT FROM) INCOME TAXES	2.2	(1.8)	4.0
NET INCOME	$49.3	$36.1	$13.2
Net income per share:
Basic	$0.29	$0.21	$0.08
Diluted	$0.28	$0.21	$0.08

	Six Months Ended June 30, 2018
	As Reported	Balances Without Adoption of ASC 606	Effect of Change Increase (Decrease)
REVENUE:
Product	$309.1	$299.2	$9.9
Service	531.2	529.5	1.7
Total revenue	840.3	828.7	11.6
COST OF REVENUE:
Product	132.1	130.8	1.3
GROSS PROFIT:
Product	177.0	168.4	8.6
Service	453.0	451.3	1.7
Total gross profit	630.0	619.7	10.3
OPERATING EXPENSES:
Sales and marketing expenses	378.1	401.6	(23.5)
OPERATING INCOME	83.1	49.3	33.8
INCOME BEFORE INCOME TAXES	88.2	54.4	33.8
BENEFIT FROM INCOME TAXES	(2.7)	(10.5)	7.8
NET INCOME	$90.9	$64.9	$26.0
Net income per share:
Basic	$0.54	$0.39	$0.15
Diluted	$0.53	$0.38	$0.15
[1] The tables above do not represent the full condensed consolidated statement of operations as they only present the accounts impacted by the adoption of ASC 606.

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures
(Unaudited, in millions, except per share amounts)

Reconciliation of net cash provided by operating activities to free cash flow

	Three Months Ended
	June 30, 2018	June 30, 2017
Net cash provided by operating activities	$142.2	$144.8
Less: Purchases of property and equipment	(11.6)	(86.4)
Free cash flow	$130.6	$58.4
Net cash provided by (used in) investing activities	$7.0	$(81.9)
Net cash used in financing activities	$(12.8)	$(33.0)

Reconciliation of GAAP operating income to non-GAAP operating income, operating margin, net income and diluted net income per share

	Three Months Ended June 30, 2018				Three Months Ended June 30, 2017
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating income	$50.7	$42.4	(a)	$93.1	$28.5	$37.2	(b)	$65.7
Operating margin	11%			21%	8%			18%
Adjustments:
Stock-based compensation		40.6				35.1
Amortization of acquired intangible assets		1.8				2.2
Restructuring charges		—				(0.1)
Tax adjustment		(20.3)	(c)			(12.5)	(c)
Net income	$49.3	$22.1		$71.4	$23.0	$24.7		$47.7
Diluted net income per share	$0.28			$0.41	$0.13			$0.27
Shares used in diluted net income per share calculations	173.5			173.5	179.7			179.7

(a) To exclude $40.6 million of stock-based compensation and $1.8 million of amortization of acquired intangible assets in the three months ended June 30, 2018.
(b) To exclude $35.1 million of stock-based compensation, $2.2 million of amortization of acquired intangible assets, and $(0.1) million of restructuring charges in the three months ended June 30, 2017.
(c) Non-GAAP financial information is adjusted to achieve an overall effective tax rate of 24% and 32% in 2018 and 2017, respectively, on a non-GAAP basis, which differs from the GAAP effective tax rate.

Reconciliation of total revenue to total billings

	Three Months Ended
	June 30, 2018	June 30, 2017
Total revenue	$441.3	$363.5
Add: Change in deferred revenue	74.4	63.4
Less: Deferred revenue balance acquired in business combination	(2.3)	—
Total billings	$513.4	$426.9

Investor Contact:	Media Contact:

Peter Salkowski	Sandra Wheatley
Fortinet, Inc.	Fortinet, Inc.
408-331-4595	408-391-9408
psalkowski@fortinet.com	swheatley@fortinet.com